 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________________________________________
FORM 8-K
 ______________________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2015 (April 6, 2015)
 ______________________________________________________

ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
 ______________________________________________________

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 North Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (720) 872-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On April 6, 2015, Ascent Solar Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with TFG Radiant Investment Group Ltd. (“TFG Radiant”) for a private placement of a total of 1,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which is expected to result in gross proceeds of approximately $1,000,000 to the Company. Prior to entering into the Purchase Agreement, TFG Radiant, the Company’s largest stockholder, owned approximately 14.02% of the Company’s Common Stock.

The private placement will take place in two tranches. In the first tranche, which will close by April 13, 2015, the Company will issue 500,000 shares of Common Stock to TFG Radiant, at a price of $1.00 per share, resulting in gross proceeds of approximately $500,000 to the Company. In the second tranche, which will close by April 20, 2015, the Company will issue 500,000 shares of Common Stock to TFG Radiant, at a price of $1.00 per share, resulting in gross proceeds of approximately $500,000 to the Company

After the second tranche closing, TFG Radiant will own approximately 17.02% of the Company’s Common Stock.

The foregoing is only a description of the material terms of the Purchase Agreement, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such description is qualified in its entirety by reference to such exhibit.

Item 3.02     Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Common Stock being sold by the Company pursuant to the Purchase Agreement is being offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offering was made to an “accredited investor” (as defined by Rule 501 under the Securities Act). No broker or placement agent participated in the sale of Common Stock under the Purchase Agreement.

Item 9.01     Financial Statements and Exhibits.

(d)     The following exhibits are filed with this report:

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated April 6, 2015, between the Company and TFG Radiant Investment Group Ltd.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon the Company’s current expectations, speak only as of the date hereof and are subject to change. All statements, other than statements of historical fact included in this press release, are forward-looking statements. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “goal,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, the amount proceeds the Company expects to receive from the offering and the closing of the offering. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially and adversely from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

April 7, 2015	By:	/s/ William M. Gregorak
Name: William M. Gregorak
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated April 6, 2015, between the Company and TFG Radiant Investment Group Ltd.